Exhibit 10.1


                  Financial and Strategic Consulting Agreement

                                  Prepared for

                             World Energy Solutions

                                       By

                          Gray Capital Partners, Inc.
                        Private Investment Banking Group

                                  April 3, 2006

                  Financial and Strategic Consulting Agreement

This Financial and Strategic Consulting Agreement (the "Agreement") is by and between World Energy Solutions, Inc. ("WEGY", "Company" or "Client") and Gray Capital Partners, Inc. ("GCP" or "Consultant") dated as of the 3rd day of April 2006. The Agreement is subject to the following terms and conditions as set forth herein.

DUTIES AND RESPONSIBILITIES OF GCP

1. Equity and Debt Finder: GCP shall make introductions to prospective capital sources and actively assist WEGY with negotiations, terms and structuring for equity, senior or sub-debt, convertible debt instruments and/or commercial credit lines ("Investor Introductions") of up to a maximum of:

     a. Equity: $10,000,000 (TEN MILLION DOLLARS), including but not limited to a "Qualified Equity Financing" in accordance with the attached Exhibit "A" (referred to hereinafter as the "Qualified Equity Financing"), for use by WEGY in the execution of its business plan and acquisitions, on a best efforts basis, and;

     b. Project Financing: $100,000,000 (ONE HUNDRED MILLION DOLLARS), including but not limited to senior secured debt secured by receivables and contracts in accordance with the attached Exhibit "B" (referred to hereinafter as Project Financing"), for use by WEGY in the execution of client contracts related to its business plan, on a best efforts basis.

     GCP shall have to facilitate or engage in Investor Introductions following the Qualified Equity Funding in accordance with the attached Exhibit A and the Project Financing in accordance with the attached Exhibit B.

     The Qualified Equity Financing and the Project Financing may be referred to hereinafter individually or collectively as the "Financings").

2. Financial Consulting Engagement: GCP shall assist the Company with the development of financial projections, presentation materials and customized proposals for:

     a.   Strategic alliances, partnerships and transactions, including

          i.   Merger & Acquisition targets.

          ii.  Venture Capital Funds, Hedge Funds, Underwriters, Market Makers;

          iii. Equity Investment Prospectus; and

          iv. Debt Presentation Package (including senior debt, sub-debt, lines of credit and receivables financing).

3. Strategic Consulting Engagement: GCP shall assist WEGY with the strategic development and deployment of its unique business model (the "Project").


COMPENSATION TO GCP

4. COMPENSATION: GCP agrees that it shall receive as its sole compensation for its services the following good and valuable consideration as follows:

     a. Six million, three hundred and nine thousand (6,309,000) unregistered shares of Common Stock of World Energy Solutions, Inc., (the "Securities") which are restricted under Rule 144 of the Securities Act of 1933 as amended, (the "Securities Act") and which shall be delivered to GCP within ten (10) days of the date of this Agreement, and

     b. GCP shall receive piggy-back registration rights for any and all of the Company's securities owned by GCP (the "Securities") in any registration filed by the Company under terms not less than those of all other securities of the Company being registered. The registration of the Securities on behalf of GCP by WEGY shall be accomplished at the Company's sole expense.

     c. Termination: WEGY and/or GCP may terminate this Agreement with or without cause, as follows:

          i. Any Cancellation or amendment of this Agreement may only be made in writing.

          ii. Either party may terminate this Agreement with thirty (30) days prior written notice, after sixty (60) days from the date of the Agreement. During the first sixty (60) days of the Agreement, neither party may terminate the Agreement.

5. EXPENSE REIMBURSEMENT. Upon execution of this Agreement, WEGY shall pay to GCP a one-time expense deposit of $5,000 (Five Thousand Dollars). GCP shall invoice WEGY for approved expenses incurred on behalf of WEGY including travel costs where such travel is requested by the Company. Travel costs and other WEGY related expenses shall be advanced by GCP and typically billed monthly net 30 days from receipt. GCP shall be entitled to reimbursement of ordinary, direct expenses (excluding legal, accounting or other third party professional service fees) incurred in the normal course of its performance of this Agreement. Such expenses shall include, but not be limited to, shipping fees, copying, meals and entertainment related to WEGY meetings. Expenses in excess of $500 incurred by GCP must be approved by WEGY in advance to be considered an approved expense item.

6. CONFIDENTIALITY. WEGY and GCP mutually agree to keep confidential the proprietary, non-public information of the other, as follows:

     a. As used herein, "Proprietary Information" means any and all information, material and know-how regarding technology, business plan, prospective customers, businesses, intellectual property, operations, finances, prospects, vendors, personnel, products and services (whether developed or future), non-public financial or business information and the business and intellectual property of the Company, and/or each of its representatives, affiliates, vendors, investments, prospective investments, customers and prospects that (a) is proprietary or trade secret; or (b) has economic value, actual or potential, from not being generally known to or readily ascertainable by others who can obtain economic value from its disclosure or use and is subject to efforts by Company, as applicable, to maintain its secrecy, including without limitation (i) marking any written information or material with a legend identifying its confidential nature, (ii) identifying any presentation or communication, whether oral or written, as confidential immediately before, during or after its presentation or communication; or (iii) otherwise treating such information, material and know-how as confidential. Proprietary Information shall specifically include, but is not limited to, all discussions held and information disclosed by the Company, and/or each of its representatives regarding the Activity and its subject matter; all proposals, correspondence, offers and related disclosures regarding the Activity and its subject matter; and the existence, nature and details of discussions between the Parties.

     b. All Proprietary Information disclosed to or known by the GCP in connection with its dealings with the Company shall remain the property of the Company, shall be used by GCP only for the stated Activity and shall be maintained in confidence by the GCP using the same care and discretion (but in no event less than reasonable) to protect and prevent disclosure as it employs with its similar information. GCP acknowledges and agrees that no information or material disclosed to Company by GCP shall be considered confidential or proprietary and that the Company shall have no obligation to keep confidential or not use such information or material. Proprietary Information shall not be used, reproduced, distributed or disclosed by the GCP except as authorized by the Company and then only to such persons authorized by the Company who have a specific need to know it; such persons shall be obligated to hold the Proprietary Information in confidence to the same degree as required of GCP and shall be otherwise required to comply with the terms of this Agreement. The GCP shall diligently monitor all access to Proprietary Information, and upon request by the Company, promptly furnish to the Company a list of individuals having had access to the Proprietary Information of the Company. At the earlier of (i) the request of the Company, (ii) termination of this Agreement, or (iii) the failure to reach a definitive arrangement between the Parties regarding the Activity within six (6) months of the Effective Date of this Agreement, the GCP will (i) promptly return to the Company all Proprietary Information (including all copies, extracts or other reproductions thereof) and other materials belonging to (or provided by) the Company or its representatives, and (ii) destroy any and all notes, memorandum, projections, reports or other documents prepared by or for the GCP that contain or otherwise reflect Proprietary Information.

     c. GCP acknowledges that unauthorized disclosure or use of Proprietary Information by GCP may cause the Company irreparable harm and significant injury that may be difficult to ascertain. Accordingly, the Parties agree that the Company shall have the right to seek and obtain immediate injunctive relief from any breach of this Agreement by GCP, which right shall be in addition to any other rights and remedies that it may have available. GCP agrees to reimburse, indemnify and hold harmless the Company and each of its officers, directors, employees and representatives from any and all liability, damage, loss or expense, including (without limitation) reasonable attorney fees, incurred as a result of breach of this agreement by GCP or its representatives.

7. INDEMNIFICATION. WEGY and its agents or assigns hereby agree to indemnify and hold GCP harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising from the performance of this Agreement, whether or not GCP is party to such dispute.

     This indemnity shall not apply, however, and GCP and its affiliates shall indemnify and hold WEGY, its affiliates, control persons, officers, employees and agents harmless from the against all liabilities, where a court of competent jurisdiction has made a final determination that GCP engaged in willful misconduct in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder.

     Pending any such final determination, the indemnification and reimbursement provision of this Agreement shall apply and WEGY shall perform its obligation hereunder to reimburse GCP for its expenses. The provisions of this Paragraph shall survive the termination and expiration of this Agreement.

8. INDEPENDENT CONTRACTOR. GCP and WEGY hereby acknowledge that GCP is an independent contractor. GCP shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of WEGY.

9.   TERM.  The Term of this  Agreement  shall be for a period of twelve  months
     (April 3, 2006 - April 3, 2007) unless otherwise extended by mutual agreement of the parties (the "Term"), or unless terminated in accordance with the terms included herein. This Agreement may be terminated by either party only in accordance with paragraph 4c. or Exhibits "A" and "B" or by mutual agreement of the parties in writing.

10. MISCELLANEOUS. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement is exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. The laws of the State of Florida shall govern this Agreement without reference to the conflict of law principles thereof. The parties agree that any and all disputes arising from this Agreement, the performance or breach thereof or relating to any subject matter whatsoever shall be submitted to arbitration before the American Arbitration Association utilizing its commercial rules with venue for such arbitration being in St. Petersburg, Pinellas County, Florida. The courts of competent jurisdiction in St. Petersburg, Pinellas County, Florida shall have concurrent jurisdiction with the American Arbitration Association for purposes of entering temporary and/or permanent injunctive relief and post-arbitration proceedings. In the event of any dispute as to the terms of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon (a) personal delivery or (b) seven business days after deposit in the United States Postal Service, Certified Mail, Return Receipt requested, postage prepaid, or (c) facsimile transmission with confirmation of receipt or transmission, or (d) overnight mailing by a nationally recognized overnight express courier, with postage and fees prepaid,, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties hereto:

                      Company:         World Energy Solutions
                                       3900A 31st Street North
                                       St. Petersburg, FL 33714
                                       Attention: Mr. Ben Croxton, CEO
                                       Facsimile No.:

                      Consultant:      Gray Capital Partners, Inc.
                                       Private Investment Banking Group
                                       3875 Johns Creek Parkway
                                       Atlanta, Georgia 30024
                                       Attn:    Mark E. Gray
                                       Facsimile Transmission No.:678-584-8220

12. ENTIRE AGREEMENT. This is the entire Agreement by and between the parties and any modifications to said Agreement, shall only be valid if made in writing and executed by both parties hereto.


AGREED AND ACCEPTED FOR:                    AGREED AND ACCEPTED FOR:
World Energy Solutions, Inc.                Gray Capital Partners, Inc.


/s/ Ben Croxton                             /s/ Mark E. Gray
-----------------------------               -----------------------------
Ben Croxton - CEO                           Mark E. Gray - CEO

                                   Exhibit "A"

                      Qualified Equity Financing Term Sheet


Private Placement                  $10,000,000

Price Per Share                    $1.00 per share

Restrictions                        Restricted under Rule 144

Discounts                           The first $ 2,500,000  or  5,000,000  shares
                                    sold pursuant to this Private Placement shall receive a 50% discount or a share purchase price of $0.50 (Fifty Cents) per share.

Fees                                &  Commissions  The  Company  may  elect  to
                                    engage an NASD  broker  dealer as  placement
                                    agent for this  offering.  Shares  sold by a
                                    placement   agent  may  be   subject   to  a
                                    commission and/or expense reimbursement and the Company would receive the net proceeds less the placement agent fees.

Private Placement

Memorandum                          The  Private   Placement  of  the  Company's
                                    securities shall be made pursuant to a Private Placement Memorandum ("PPM") and the terms and conditions related to the purchase of any WEGY securities shall be governed by the PPM.

Not An Offer                        This  term  sheet  is  not an  offer  to buy
                                    or  sell  securities,  but  is  incorporated
                                    herein  for  informational   purposes  only.

                                   Exhibit "B"

                            Project Financing Terms

                                To Be Determined